Exhibit 99.1

Contacts:	Atish Shah (Investor Contact)	Kathy Shepard (Media Contact)
	VP – Investor Relations	VP – Corporate Communications
	310-205-8664 phone	310-205-7676 phone
	Atish_Shah@hilton.com	Kathy_Shepard@hilton.com

Marc Grossman
Sr. VP – Corporate Affairs
310-205-4030 phone
Marc_Grossman@hilton.com

HILTON HOTELS CORPORATION AGREES TO ACQUIRE

LODGING BUSINESS OF HILTON GROUP PLC

Transaction to make Hilton Hotels Corp. a global

company for the first time in 40 years

Beverly Hills, California, December 29, 2005 — Hilton Hotels Corporation (NYSE:HLT) (“HHC”) today announced an agreement whereby HHC will acquire the lodging assets of Hilton Group plc (known collectively as “Hilton International” or “HI”) for approximately £3.30 billion (or $5.71 billion) in an all-cash transaction.  This equates to a purchase price multiple of 11.3 times pro forma 2006 Adjusted EBITDA.  The purchase price assumes a USD/GBP exchange rate of $1.73:£1; the USD amount may change depending on the exchange rate at closing.

The transaction is expected to close in the first quarter of 2006.  Consummation of the transaction is subject to a number of conditions, including receipt of certain competition and governmental clearances, and the approval of Hilton Group shareholders.

Hilton Group will retain its gambling and betting business and is expected to be renamed Ladbrokes plc.

Upon completion of the transaction, Hilton Hotels Corporation will be the largest and most geographically diverse lodging company in the world, with nearly 2,800 hotels and 475,000 rooms in 80 countries, operating under the industry’s most respected brand names, including Hilton, Conrad, Doubletree, Embassy Suites, Hampton Inn, Hilton Garden Inn, Homewood Suites by Hilton, Scandic and Hilton Grand Vacations Club.

Included in the acquisition are 40 hotel properties currently owned by HI (most of which are in the UK and Europe,) 200 leased properties, approximately 160 fee contracts (mostly management contracts) and approximately 80 LivingWell Health Clubs (most of which are managed.)  HHC will also acquire in the transaction full ownership of Hilton HHonors Worldwide and Hilton Reservations Worldwide, which have been 50/50 joint ventures with HI and managed as part of the strategic alliance between HHC and HI.  HHC will also obtain worldwide ownership of the luxury Conrad Hotels brand, which has operated as a joint venture between the two companies since 2002.

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On a pro forma full year basis (assuming the transaction closed December 31, 2005,) the combined entity is expected to have 2006 Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) of approximately $1.7 billion, and be accretive to HHC’s expected stand-alone 2006 earnings.

“This transaction represents the final and logical step in a process that began in 1997 with the signing of our strategic alliance, and is a unique opportunity to once again position HHC as a global lodging industry leader for the first time in more than 40 years,” said Stephen F. Bollenbach, HHC co-chairman and chief executive officer.  “With the current strength of our business in the U.S., our strong balance sheet, the beginning of a hotel industry recovery in the U.K. – which accounts for about a third of HI’s income – and the success we’ve had in working together with HI for eight years on such programs as Hilton HHonors, Hilton Reservations, Conrad development and technology initiatives, the time is right to put these two great organizations together.”

David Michels, chief executive of Hilton Group plc, said: “I am very proud of the Hilton brand, which has consistently been acknowledged as one of the world’s leading brands.  Our customers can look forward to enjoying even more opportunities as a result of the combined strengths of the brands.”

HHC noted that the strategic benefits of the transaction include:

•                                          making HHC a true global company and competitor;

•                                          enabling the company to fully control the flagship Hilton brand – the most powerful brand in the industry – on a worldwide basis;

•                                          opening expansion opportunities for all Hilton Family brands in all parts of the world;

•                                          opportunity to implement its OnQ system throughout the world;

•                                          enhancement of the company’s portfolio, including a number of world-class resorts;

•                                          diversification of earnings and cash flow outside the U.S., and

•                                          further stabilizing earnings by increasing income from managing, leasing and franchising.

The company anticipates significant growth opportunities for its worldwide system for many of its brands through franchise and management agreements.  The current HI development pipeline consists of signed contracts for 58 hotels with 14,000 rooms.  HHC’s development pipeline currently consists of 520 hotels and approximately 64,000 rooms.

“Brand development is becoming a more accepted concept internationally, providing exciting opportunities for all our brands in many important markets around the world,” Mr. Bollenbach said.  “There is an appetite among global hotel owners for strong brands in the full-service, focused-service and all-suite segments, and our brand portfolio is uniquely positioned to fill that need.”

Consistent with its successful asset disposition strategy in the U.S. – which has resulted in 20 hotels being sold year-to-date for a total of more than $1 billion – while retaining long-term management or franchise contracts, HHC plans to continue the international asset disposition program currently being undertaken by HI, retaining management or franchise agreements.  Proceeds from asset sales completed by HHC after the transaction will be used to repay debt.

The transaction will be financed with cash on hand at the time of the closing (estimated to be approximately $1.2 billion,) and a new bank facility. The financing is led by Bank of America and UBS.

The combined company will be headquartered in Beverly Hills, California, with Mr. Bollenbach as co-chairman and chief executive officer, Matthew J. Hart as president and chief operating officer, Robert M. La Forgia as senior vice president and chief financial officer, and the remainder of the HHC senior management team remaining in their current positions.  Ian R. Carter, currently chief executive of Hilton International, will join HHC as executive vice president and chief executive officer of Hilton International, with responsibility for managing international operations reporting to Mr. Hart.  Thomas L. Keltner, executive vice president and president of HHC’s brand performance and development group, continues reporting to Mr. Hart in that position.  HHC anticipates retaining the majority of HI’s operating and development team as well as other executives.

Concurrent with signing the agreement, Mr. Michels resigned his position on the Board of Directors of HHC, and Mr. Bollenbach resigned his position on the Board of Hilton Group.

“HI has an experienced and talented team of professionals with unsurpassed knowledge of international markets, and as we have come to know and work with them during the successful eight years the alliance has been in place, we are excited about the role they and our existing management team will play in the future growth and prosperity of our company,” Mr. Bollenbach said.

While many operational efficiencies have already been realized through the strategic alliance, HHC does expect to realize approximately $30 million in annual cost savings going forward.  HHC also anticipates realizing a number of revenue enhancing synergies, primarily from new opportunities to grow its brands on a global basis, and worldwide implementation of HHC’s proprietary “OnQ” technology system.

After creating the industry’s first global lodging company under the leadership of company founder Conrad N. Hilton, HHC spun off its international business to shareholders in 1964.  That business went through a number of owners, ultimately being acquired in 1987 by U.K.-based Ladbroke Group PLC.  In 1997, Mr. Bollenbach – who had become HHC’s CEO in 1996 – forged a strategic alliance with HI (the lodging subsidiary of Ladbroke) creating joint ownership of the Hilton HHonors guest loyalty program and Hilton Reservations Worldwide, and cooperative sales and marketing programs, presenting to the traveling public a united “Hilton” brand on a worldwide basis.  Acknowledging the strength of the alliance and the Hilton brand name, Ladbroke subsequently changed its name to Hilton Group plc.

“As the alliance developed, benefiting both companies and our millions of global customers, we always envisioned the formal coming together of Hilton’s domestic U.S. and international businesses,” Mr. Bollenbach said.  “The enthusiasm of both companies’ Boards of Directors for making the new worldwide Hilton Hotels Corporation a reality has been a key element in this transaction, which we are confident will bring value to our guests, our team members, our owners and our shareholders for years to come.”

HHC’s lead advisor was UBS Securities LLC, with Bank of America Securities LLC and Morgan Stanley as co-advisors.

Hilton Hotels Corporation is recognized internationally as a preeminent hospitality company.  The company develops, owns, manages or franchises more than 2,300 hotels, resorts and vacation ownership properties.  Its properties includes many of the world’s best known and most highly regarded hotel brands including Hilton®, Conrad®, Doubletree®, Embassy Suites Hotels®, Hampton Inn®, Hampton Inn & Suites®, Hilton Garden Inn®, Hilton Grand Vacations Company® and Homewood Suites by Hilton®.

Hilton International (HI), an operating division of the UK based Hilton Group plc, owns the rights to the Hilton brand name throughout the world, with the exception of the USA. HI operates 403 hotels, with some 261 branded Hilton, 47 of which under the Hilton Worldwide Resorts, plus 142 under the mid-market Scandic brand.  Under a joint venture agreement, Hilton International and the North American based Hilton Hotels Corporation (HHC) share responsibility for the Conrad brand, which includes luxury hotels in several markets around the world.

Note:  This presentation contains “forward-looking statements” within the meaning of federal securities law, including statements concerning business strategies and their intended results, and similar statements concerning anticipated future events and expectations that are not historical facts.  The forward-looking statements in this presentation are subject to numerous risks and uncertainties, including the effects of economic conditions; supply and demand changes for hotel rooms; competitive conditions in the lodging industry, relationships with clients and property owners; the impact of government regulations; changes in foreign currency exchange rates; and the availability of capital to finance growth, which could cause actual results to differ materially from those expressed in or implied by the statements herein.

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Analyst/Investor Conference Call Information

Hilton Group will conduct a conference call for investors and analysts December 29 at 4:30 p.m. London time (11:30 a.m. in New York). Call-in number 44-0207-162-0025, passcode /688858.

Hilton Hotels Corporation will conduct a conference call today, December 29, for investors and analysts at 1:00 p.m. Eastern time (6:00 p.m. in London). Media may participate in a listen-only mode. Call-in numbers: 866-383-8119 (domestic)/617-597-5344 (international), passcode #43013264. A replay of the call will be available by telephone until Thursday, January 5, 2006 at 8:00 p.m. Eastern time (5:00 p.m. Pacific.) To access, dial 888-286-8010 (domestic)/617-801-6888 (international), passcode #43013264. Additionally, a replay will be available indefinitely on hiltonworldwide.com.

The powerpoint presentation management will review is available at www.hiltonworldwide.com; click the investor relations tab, then click on the HHC/HI Transaction link.

Media Conference Call Information

Hilton Group will conduct a conference call for media December 29 at 5:15 p.m. London time (12:15 p.m. in New York). Call-in number 44-0207-162-0025, passcode 688859.

Hilton Hotels Corporation will conduct a conference call today, December 29, for news media at 3:00 p.m. Eastern time (8:00 p.m. in London). Call in numbers: 866-831-6234 (domestic)/617-213-8854 (international), passcode #98092383. A replay will be available indefinitely on hiltonworldwide.com

Webcast Information

The conference call will also be webcast simultaneously via Hilton’s investor relations website. Investors or media wishing to access the call on the web should log on to www.hiltonworldwide.com, click the investor relations tab, then click on the HHC/HI Transaction link.

Access to Additional Information

Investor presentation, fact sheets, executive biographies and photos are available at www.hiltonworldwide.com, click the investor relations tab, then click on the HHC/HI Transaction link.